THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.



                                 INYX, INC.



                        WARRANT TO PURCHASE SHARES
                          (SUBJECT TO ADJUSTMENT)
                              OF COMMON STOCK
                         (Void after August _, 2009)

No:  TR2W-1

     This certifies that for value, ______________________________, or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, at any time from and after August _, 2004 (the "Original Issuance Date") and before 5:00 p.m., Eastern Time, on
August 2, 2009 (the "Expiration Date"), to purchase from INYX, Inc., a Nevada corporation (the "Company"), __________________________ (______)
shares (subject to adjustment as described herein), of common stock, par value $0.001 per share, of the Company (the "Common
Stock"), upon surrender hereof, at the principal office of the Company referred to below, with a duly executed subscription form in the form attached hereto as Exhibit A and simultaneous payment therefor in lawful, immediately available money of the United
States or otherwise as hereinafter provided, at an initial exercise price per share of $_________ (the "Purchase Price"); provided, however, that notwithstanding anything to the contrary provided herein or elsewhere: (i) the Purchase Price shall be increased by two (2%) percent (but no more than cumulatively twenty (20%) percent) for every $2,000,000 of net revenues of the Company above $35,000,000 for the twelve (12) months ended
December 31, 2005 and $55,000,000 for the twelve (12) months ended December 31, 2006; and (ii) the Purchase Price shall be decreased by five (5%) percent (but no more than cumulatively fifty (50%) percent) for every $2,000,000 million that net revenues of the Company are below $35,000,000 for the twelve (12) months ended December 31, 2005 and $55,000,000 for the twelve
(12) months ended December 31, 2006. "Net revenues" shall be as set forth in the Company's audited financial statements included in the Company's Annual Report on Form 10-KSB (or such other similar report) for the applicable fiscal year. The Purchase
Price is subject to further adjustment as provided below, and the term "Common Stock" shall include, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant. The term
"Warrants," as used herein, shall mean this Warrant and any other Warrants delivered in substitution or exchange therefor as provided herein.

     This Warrant was issued in connection with a $4,000,000 minimum amount and a $7,000,000 maximum amount private placement (the "Offering") of Common Stock and Warrants.
acted as placement agent for the Offering (the "Placement Agent"). In the Offering, the Company sold its securities to "accredited investors" pursuant to Subscription Agreements (the "Subscription Agreements").

     1. Exercise. This Warrant may be exercised at any time or from time to time from and after the Original Issuance Date and before 5:00 p.m., Eastern Time, on August 2, 2009, on any business day, for the full number of shares of Common Stock called for hereby, by surrendering it at the principal office of the Company, at 825 Third Avenue, New York, New York 10022, with the subscription form duly executed, together with payment in an amount equal to
(a) the number of shares of Common Stock called for on the face of this Warrant, as adjusted in accordance with the preceding paragraph of this Warrant (without giving effect to any further adjustment herein), multiplied (b) by the Purchase Price. Payment of the Purchase Price may be made at Holder's choosing either:
(1) by payment in immediately available funds; or (2) in lieu of any cash payment, if this Warrant is exercised on a date following the date one (1) year from the Original Issuance Date, and the Registration Statement (as defined in the Registration
Rights Agreement), covering the shares of Common Stock issuable upon exercise of this Warrant has not been declared effective by the Securities and Exchange Commission (the "Commission"), or is no longer in effect, in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Purchase Price and the denominator of which is the Fair Market Value (as defined below). This Warrant may be exercised for less than the full number of shares of Common Stock at the time called for hereby, except that the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon a partial exercise of this Warrant in accordance with the terms hereof, this Warrant shall be surrendered, and a new Warrant of the same tenor and for the purchase of the number of such shares not purchased upon such exercise shall be issued by the Company to Holder without any charge therefor. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Within two (2) business days after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the then Fair Market Value on the date of exercise of one full share of Common Stock.

     "Fair Market Value" shall mean, as of any date: (i) if shares of the Common Stock are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the five (5) consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if shares of the Common Stock are not so listed but are traded on the Nasdaq SmallCap Market ("NSCM"), the average of the closing prices as reported on the NSCM during the five (5) consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NSCM; or if applicable, the Nasdaq National Market ("NNM"), or if not then included for quotation on the NNM or NSCM, the average of the highest reported bid and lowest reported asked prices as reported by the OTC Bulletin Board or the National Quotations Bureau, as the case may be; or (iii) if the shares of the Common Stock are not then publicly traded, the fair market price of the Common Stock as determined in good faith by the Board of Directors of the Company.

     2. Shares Fully Paid; Payment of Taxes. All shares of Common Stock issued upon the exercise of a Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges (other than income taxes to the holder) that may be imposed in respect of the issue or delivery thereof.

     3. Transfer and Exchange. This Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at its principal office referred to above by Holder in person or by duly authorized attorney, upon surrender of this Warrant together with a completed and executed assignment form in the form attached as Exhibit B, payment of any necessary transfer tax or other governmental charge imposed upon such transfer and an opinion of counsel reasonably acceptable the Company stating that such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"). Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant or Warrants with respect to the shares of Common
Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant when endorsed in blank shall be deemed negotiable and that when this Warrant shall have been so endorsed, the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered Holder hereof as the owner for all purposes.

     This Warrant is exchangeable at such office for Warrants for the same aggregate number of shares of Common Stock, each new Warrant to represent the right to purchase such number of shares as the Holder shall designate at the time of such exchange.

     4.   Anti-Dilution Provisions.
          -------------------------

          A. Adjustment for Dividends in Other Stock and Property Reclassifications. In case at any time or from time to time the holders of the Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor,

               (1) other or additional stock or other securities or property (other than cash) by way of dividend,

               (2) any cash or other property paid or payable out of a source other than retained earnings (determined in accordance with generally accepted accounting principles), or

               (3) other or additional stock or other securities or property (including cash) by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement (other than (x) additional shares of Common Stock or any other stock or securities into which such Common Stock shall have been changed, (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities or (z) any stock purchase rights, issued as a stock dividend or stock-split, adjustments in respect of which shall be covered by the terms of Section 4.C, 4.D or 4.E), then and in each such case, Holder, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (2) and (3) above) which such Holder would hold on the date of such exercise if on the Original Issuance Date Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant, as adjusted in accordance with the first paragraph of this Warrant, and had thereafter, during the period from the Original Issuance Date to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property (including cash in the cases referred to in clause (2) and (3) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4.A and Section 4.B.

          B. Adjustment for Reorganization, Consolidation and Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Original Issuance Date, or in case, after such date, the Company
(or any such other corporation) shall consolidate with or merge into another corporation or entity or convey all or substantially all its assets to another corporation or entity, then and in each such case Holder, upon the exercise hereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Sections 4.A, 4.B, 4.C, 4.D, and 4.E; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

          C.   Sale of Shares Below Purchase Price.
               ------------------------------------

               (1) Subject to the exceptions set forth in Section 4.C(5), until the earlier to occur of (i) the effective date of a public offering of the Company's securities at no less than seventy-five
(75%) percent of the then current Purchase Price of this Warrant and in which no less than $5,000,000 in gross proceeds are raised, and (ii) the date eighteen (18) months following the Original Issuance Date, if the Company issues or sells, or is deemed by the express provisions of this Section 4.C to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 4.D and other than upon a subdivision or combination of shares of Common Stock as provided in Section 4.E, for an Effective Price (as hereinafter defined) less than the then existing Purchase Price, then and in each such case:

                    (A) the then existing Purchase Price shall be reduced, as of the opening of business on the date of such issue or sale, as follows: the Purchase Price shall be reduced to a price determined by multiplying that Purchase Price by a fraction
(i) the numerator of which shall be (a) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of Additional
Shares of Common Stock so issued would purchase at the Effective Price, plus (c) the number of shares of Common Stock for which all Warrants, and all other options and warrants outstanding as of the Original Issuance Date that are exercisable for shares of Common Stock are exercisable at the Purchase Price in effect at the close of business on the date next preceding the date of such issue or sale, plus (d) the number of shares of Common Stock underlying all Other Securities (as hereinafter defined) at the close of business on the date next preceding the date of such issue or sale, and (ii) the denominator of which shall be (a) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue of Additional Shares of Common Stock, plus (b) the number of shares of Common Stock for which all Warrants and all other options and warrants outstanding on the Original Issuance Date that are exercisable for shares of Common Stock are exercisable at the Purchase Price in effect at the close of business on the date next preceding the date of such issue or sale, plus (c) the number of shares of Common Stock underlying the Other Securities at the close of business on the date next preceding the date of such issue or sale; and

               (2) For the purpose of making any adjustment required under this Section 4.C, the consideration received by the Company for any issue or sale of securities shall (i) to the extent it consists of cash be computed at the amount of cash received by the Company, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (iv) be computed after reduction for all expenses payable by the Company in connection with such issue or sale.

               (3) For the purpose of the adjustment required under this Section 4.C, if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective
Price of such Additional Shares of Common Stock is less than the Purchase Price then in effect, then the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible
Securities) upon the conversion or exchange thereof. No further adjustment of the Purchase Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common
Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Purchase Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Purchase Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional
Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional
Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

               (4) For the purpose of the adjustment required under this Section 4.C, if the Company issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Purchase Price then in effect, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common
Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Purchase
Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (3) above for the readjustment of the Purchase Price upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this paragraph (4).

               (5) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company on or after the Original Issuance Date, whether or not subsequently reacquired or retired by the Company other than (i) shares of Common Stock issuable upon exercise of the Warrants, (ii) shares of Common Stock issuable upon exercise of warrants and options to purchase Common Stock issued and outstanding as of the Original Issuance Date,
(iii) shares of Common Stock issued to non-affiliated third parties in connection with any bona fide mergers, acquisitions, business combinations, strategic ventures and product and intellectual property acquisitions, (iv) shares of Common Stock issued pursuant to the exercise of stock options granted under Company stock option plans, (v) shares of Common Stock issued as dividends and/or interest payments in lieu of cash payments, and
(vi) shares of Common Stock issued in connection with public offerings of the Company's securities and private placements conducted through the Placement Agent and/or its affiliates (including, but not limited to, upon exercise of placement agent warrants and warrants issued to investors). The "Effective
Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional
Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4.C, into the aggregate consideration received, or deemed to have been received, by the Company for such issue under this Section 4.C, for such Additional Shares of Common Stock. "Other Securities" with respect to an issue or sale of Additional Shares of Common
Stock shall mean Convertible Securities; "the number of shares of Common Stock underlying Other Securities" on a particular date shall mean the number of shares of Common Stock issuable upon the exercise, conversion or exchange, as the case may be, of such Other Securities at the close of business on such date.
(6) Other than a reduction pursuant to its applicable anti-dilution provisions, any reduction in the conversion price of any Convertible Security, whether outstanding on the Original Issuance Date or thereafter, or the subscription price of any option, warrant or right to purchase Common Stock or any Convertible Security (whether such option, warrant or right is outstanding on the Original Issuance Date or thereafter), to an Effective Price less than the Fair Market Value or the then
Purchase Price shall be deemed to be an issuance of such Convertible Security and the issuance of all such options, warrants or subscription rights, and the provisions of Sections 4.C.(3), (4) and (5) shall apply thereto mutatis mutandis.

              (7) In case any shares of stock or other securities, other than Common Stock, shall at the time be receivable upon the exercise of this Warrant, and in case any additional shares of such stock or any additional such securities (or any stock or other securities convertible into or exchangeable for any such stock or securities) shall be issued or sold for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, then and in each such case the Purchase Price shall forthwith be adjusted, substantially in the manner provided for above in this
Section 4.C, so as to protect the Holder of this Warrant against the effect of such dilution.

               (8) In case the Company shall take a record of the holders of shares of its stock of any class for the purpose of entitling them (a) to receive a dividend or a distribution payable in Common Stock or in Convertible Securities, or (b) to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Additional Shares of Common Stock issued or sold or deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such rights of subscription, purchase or other acquisition, as the case may be.

               (9) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.
          D. Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event:

               (1) the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction
(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Purchase Price shall be adjusted pursuant to this Section 4.D as of the time of actual payment of such dividends or distributions; and

               (2) the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be increased, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, in inverse proportion to the decrease in the Purchase Price.

          E. Stock Split and Reverse Stock Split. If the Company at any time or from time to time effects a stock split or subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that stock split or subdivision shall be proportionately decreased and the number of shares of Common
Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Purchase Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 4.E shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

          F. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of a Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of a Warrant, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) Purchase Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

     5.   Notices of Record Date. In case:
          --------------------------------

          A. the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Warrants) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

          B. of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

          C. of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to each holder of a Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is expected to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, such notice shall be mailed at least ten (10) days prior to the date therein specified.

     6. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

     7. Reservation of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All of the shares of Commons Stock issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Purchase Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges of whatever nature, with respect to the issuance thereof.

     8. Registration Rights Agreement. The Holder of this Warrant is entitled to have the shares of Common Stock purchased in the Offering and the Warrant Shares issuable upon exercise of this Warrant registered for resale under the 1933 Act, pursuant to and in accordance with the Registration Rights Agreement dated as of the date hereof by and between the Holder and the Company.

     9. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class, registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the Holder.

     10. Change; Modifications; Waiver. No terms of this Warrant may be amended, waived or modified except by the express written consent of the Company and the holders of not less than 50.1% of the then outstanding Warrants.

     11. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

     12. Governing Law, Etc. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York
City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable legal fees and expenses.

     13.  Redemption of Warrants.

          A. On not less than ten (10) days prior written notice (the "Redemption Notice"), to the Holder, the Warrants may be redeemed, at the option of the Company, at a redemption price of $0.01 per Warrant (the "Redemption Price"), provided that:
(i) the Market Price (as defined below) for a share of Common Stock equals or exceeds (a) three hundred (300%) percent of the then current Purchase Price if the Redemption Date (as defined below) is a date within the period commencing on the Original Issuance Date and terminating on the date twelve (12) months following such date (the "1 Year Anniversary Date"), and (b) two hundred twenty-five (225%) percent of the Purchase Price if the

Redemption Date is a date within the period commencing on day immediately following the 1 Year Anniversary Date and terminating on the Expiration Date for ten (10) consecutive Trading Days (as defined below) ending on the 2nd Trading Day prior to the date of the Redemption Notice; and (ii) if the Redemption Date is during the period commencing on the Original Issuance Date and terminating on the date two (2) years thereafter, a registration statement covering the Warrant Shares filed under the 1933 Act is declared effective by the Commission and remains effective on the date fixed for redemption of the Warrants (the "Redemption Date"). For purposes of this Warrant, (i) "Market Price" is defined as the Closing Price per share of Common Stock on the principal Trading Market on which the Common Stock is included for trading; provided, that if there is no trading in the Common Stock on a particular Trading Day on the relevant principal Trading Market, the Market Price for that day shall be the Market Price on the last preceding Trading Day on which there was trading in the Common Stock on the principal Trading Market, (ii) "Closing Price" means on any particular date (a) the last reported closing price per share of the Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York time) as the last reported closing price for regular session trading on such day), or (b) if there is no such price on such date, then the closing price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York time) as the closing price for regular session trading on such day), or (c) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the "pink sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected jointly by the holders of a majority of the Warrants then outstanding and the Company;
(iii) "Trading Day" means (a) a day on which the Common Stock is traded on a Trading Market, or (b) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting price); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a), and (b) hereof, then Trading Day shall mean a Business Day; and (iv) "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

          B.        The Redemption Notice shall specify (i) the
Redemption Price, (ii) the Redemption Date, (iii) the place where the Warrant certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise this Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date.

          C. Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, the holder of this Warrant shall have no further rights except to receive, upon surrender of this Warrant, the Redemption Price.

          D. From and after the Redemption Date, the Company shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Company by or on behalf of the holder thereof the warrant certificates evidencing this Warrant being redeemed, deliver, or cause to be delivered to or upon the written order of such holder, a sum in cash equal to the Redemption Price of this Warrant. From and after the Redemption Date, this Warrant shall expire and become void and all rights hereunder and under the warrant certificates, except the right to receive payment of the Redemption Price, shall cease.

     14. Restriction on Exercise by the Holder. Notwithstanding anything herein to the contrary, from and after such time as shares of Common Stock shall have become registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), in no event shall the Holder have the right or be required to exercise this Warrant to the extent, and only to the extent, that as a result of such exercise, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates and any other persons or entities which beneficial ownership of Common Stock would be aggregated with the Holder for purposes of
Section 13(d) of the 1934 Act (including shares held by any "group" of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.9% of the outstanding shares of the Common Stock following such exercise. For purposes of this
Section 14, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. The provisions of this Section 14 may be waived by a Holder as to itself (and solely as to itself) upon not less than sixty-five (65) days, prior written notice to the Company, and the provisions of this
Section 14 shall continue to apply until such 65th day (or later, if stated in the notice of waiver).

     15.  Counterparts.  This Agreement may be signed in counterparts.

                           WARRANT SIGNATURE PAGE
                           ----------------------





Dated:
      -----------------------

                                 INYX, INC.


                                 By:
                                    -------------------------
                                    Name:
                                    Title:

                                 EXHIBIT A

                             SUBSCRIPTION FORM
                             -----------------

              (To be executed only upon exercise of Warrant)



     The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases _______ of the number of shares of Common Stock of INYX, Inc., purchasable with this Warrant, and herewith makes payment therefor (either in cash or pursuant to the cashless exercise provisions set forth in Section 1A of the Warrant), all at the price and on the terms and conditions specified in this Warrant.


Dated:
      -----------------------


                              ---------------------------------
                              (Signature of Registered Owner


                              ---------------------------------
                              (Street Address)


                              ---------------------------------
                              (City / State / Zip Code)

                                  EXHIBIT B

                              FORM OF ASSIGNMENT
                              ------------------


     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

  Name of Assignee            Address          Number of Shares
  ----------------            -------          ----------------


and does hereby irrevocably constitute and appoint ________________ Attorney to make such transfer on the books of INYX, Inc., maintained for the purpose, with full power of substitution in the premises.

Dated:
      ---------------------


                              ---------------------------
                              (Signature)


                              ---------------------------
                              (Witness)


     The undersigned Assignee of the Warrant hereby makes to INYX, Inc., as of the date hereof, with respect to the Assignee, all of the representations and warranties made by the Holder, and the undersigned Assignee agrees to be bound by all the terms and conditions of the Warrant and the INYX, Inc. Registration Rights Agreement, dated as of August __, 2004, by and between INYX, Inc. and the Holder.


Dated:
      --------------------


                                   -----------------------
                                   (Signature)